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                                                                   EXHIBIT 10.44

 Interim Order Authorizing Debtor To Obtain Postpetition Financing Pursuant To Sections 364(c)(1) And 364(d) Of The Bankruptcy Code, dated December 9, 1997.



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                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

In re:                                      )
                                   )        Chapter 11
PHOENIX INFORMATION SYSTEMS                 )
CORP., et al.                               )        Case Nos. 97-2498
                                   )        through 97-2500 (RRM)
                  Debtors.         )        (Jointly Administered)


                   INTERIM ORDER AUTHORIZING DEBTOR TO OBTAIN
                       POSTPETITION FINANCING PURSUANT TO
              SECTIONS 364(C)(1) AND 364(D) OF THE BANKRUPTCY CODE

         Upon the Motion (the "Motion") dated December 4, 1997 of Phoenix Information Systems Corp., debtor and debtor in possession (the "Debtor"), seeking an order of this Court pursuant to sections 364(c)(1) and 364(d)(1) of title 11 of the United States Code, 11 U.S.C. ss.ss. 101, et seq. (the "Bankruptcy Code"), and Rule 4001 of the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules"), (1) authorizing the execution, delivery and performance by the Debtor of a Credit Agreement, dated as of December 3, 1997 (the "Credit Agreement;" capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement), entered into between the Debtor and SC Phoenix Partners ("Phoenix"), and (2) authorizing the Debtor to obtain postpetition financing pursuant to the Credit Agreement up to the


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principal amount of $600,000 (x) with priority pursuant to section 364(c)(1) of the Bankruptcy Code over any and all administrative expenses of the kind specified in sections 503(b) and 507(b) of the Bankruptcy Code, with the exception of Carve-Out Expenses (which shall rank pari passu with such claim), and (y) to be secured pursuant to section 364(d)(1) of the Bankruptcy Code by a perfected first priority senior security interest in and lien upon all of the Collateral, generally comprising all of the property, real and personal, tangible and intangible, of the Debtor's estate under section 541 of the Bankruptcy Code, with the exception of Collateral securing Permitted Liens, in which case the lien thereon of Phoenix shall be a second priority security interest, junior only to such Permitted Liens, and subject, in each case, to the Carve-Out Expenses; and pursuant to Bankruptcy Rule 4001(c)(1), due notice of the Motion having been given to, inter alia, all persons or entities entitled to notice under Section 364(c) of the Bankruptcy Code and Bankruptcy Rule 4001(c), Phoenix and the United States Trustee for this District; and upon the record of the hearing held on December 8, 1997 and upon all of the pleadings filed with the Court and all of the proceedings had before the Court, and after due deliberation and consideration and sufficient cause appearing therefor;


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         It is FOUND, DETERMINED, ORDERED AND ADJUDGED, that:

         1. This Court has core jurisdiction over these proceedings and the parties and property affected hereby pursuant to 28 U.S.C. ss.ss. 157(b) and 1334.

         2. The Motion shall be, and hereby is, granted, and all objections thereto are hereby overruled.

         3. The Debtor has an immediate need to obtain financing in an interim basis pending a final hearing on the Motion (the "Final Hearing") (i) to permit the orderly continuation of its business and to preserve its property so that it may be disposed of in a manner which will maximize its value, and (ii) to satisfy other working capital needs.

         4. The Debtor is unable to obtain adequate unsecured credit allowable under section 503(b)(1) of the Bankruptcy Code as an administrative expense. The Debtor is also unable to obtain credit secured by security interests or liens junior to the existing security interests on the Collateral with the exception of the Permitted Liens, pursuant to sections 364(c)(2) or (3) of the Bankruptcy Code. A facility in the amount provided by the Credit Agreement is unavailable to the Debtor without the Debtor granting to Phoenix (i) pursuant to section 364(c)(1) of the Bankruptcy Code, allowed claims with respect to all


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indebtedness and Obligations of the Debtor under the Credit Agreement and the
Notes and Security and Pledge Agreement related thereto, having priority over any and all administrative expenses, claims or charges of the kind specified in sections 503(b), 506(c), 507(b) and 726(b) of the Bankruptcy Code, with the exception of Carve-Out Expenses (comprising (x) amounts payable pursuant to 28 U.S.C. ss. 1930(a) and (y) allowed fees and expenses of professionals retained in the Chapter 11 Case pursuant to sections 327 and 1103 of the Bankruptcy Code up to, but not exceeding $425,000 in the aggregate (inclusive of any holdbacks, but excluding any unused retainers established prior to the Petition Date); provided that such Carve-Out Expenses shall not be used for investigating or attacking the Lender, its claims or interests, the Assets Sale or the Loans), which shall rank pari passu with such allowed claims of Phoenix, and (ii) pursuant to section 364(d)(1) of the Bankruptcy Code, security for such Obligations by the granting of a first priority senior security interest in and lien upon all of the Collateral with the exception of Collateral securing any Permitted Lien, in which case the security interest in and lien of Phoenix upon such Collateral shall be a second priority security interest, junior only to such Permitted Lien, and subject in each case to the


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Carve-Out Expenses; provided that, Phoenix shall not have a lien on any rights or recoveries of the Debtor under sections 544, 547, 548, 549, 550 or 553 of the Bankruptcy Code (the "Avoidance Actions"). The ability of the Debtor to obtain sufficient working capital and liquidity through the incurrence of indebtedness for borrowed money and other financial accommodations is vital to the Debtor. The preservation and maintenance of the value of the Debtor and its estate is integral to the Debtor's reorganization efforts pursuant to the provisions of chapter 11 of the Bankruptcy Code.

         5. The Credit Agreement and other Facility Documents (defined below) have been negotiated in good faith and at arm's-length between the Debtor and Phoenix and any credit extended and Loans made to the Debtor by Phoenix pursuant to the Credit Agreement shall be deemed to have been extended by Phoenix in good faith, as that term is used in section 364(e) of the Bankruptcy Code. The liens, security interests and priorities created or authorized in this Order are entitled to the benefits and protection of section 364(e) of the Bankruptcy Code. The liens, security interest and priorities created or authorized in this Order are entitled to the benefits and protections of section 364(e) of the Bankruptcy Code.


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         6. Pending entry of a Final Order approving the Motion, the Debtor is immediately authorized to borrow pursuant to the Credit Agreement up to an aggregate of $300,000 for the purposes and upon the terms and conditions provided for by the Credit Agreement.

         7. The Debtor is expressly authorized and directed to execute and deliver, among other documents, the Credit Agreement, the Security and Pledge Agreement and the Notes in substantially the form of the exhibits attached to the Credit Agreement (collectively, the "Facility Documents"). The terms and conditions of the Facility Documents are approved, and the Debtor is authorized and directed to execute, deliver and perform and do all acts that may be required in connection with the Facility Documents. Upon execution and delivery of the Facility Documents, the Facility Documents shall constitute valid and binding obligations of the Debtor, enforceable against the Debtor in accordance with their terms.

         8. The Commitments of Phoenix to extend Loans under the Credit Agreement are expressly subject to the conditions provided for in the Credit Agreement.

         9. For all of the Debtor's Obligations and indebtedness arising under the Credit Agreement and the other Facility


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Documents, Phoenix hereby is granted pursuant to section 364(c)(1) of the
Bankruptcy Code an allowed claim having priority over any and all administrative expenses, charges and claims of the kind specified in sections 503(b), 506(c), 507(b) and 726(b) of the Bankruptcy Code, with the exception of Carve-Out Expenses (comprising (x) amounts payable pursuant to 28 U.S.C. ss. 1930(a), and (y) allowed fees and expenses of professionals retained in the Chapter 11 Case pursuant to sections 327 and 1103 of the Bankruptcy Code up to, but not exceeding $425,000 in the aggregate (inclusive of any holdbacks, but excluding any unused retainers established prior to the Petition Date); provided that such Carve-Out Expenses shall not be used for investigating or attacking the Lender, its claims or interests, the Assets Sale or the Loans), which Carve-Out Expenses shall rank pari passu with such allowed claims of Phoenix. No other claim having a priority superior to or pari passu with that granted by this Order to Phoenix shall be granted while any amount under the Facility Documents is unpaid or the Commitments remain outstanding.

         10. No costs or expenses of administration of the Debtor's Chapter 11 Case or any future proceeding or case which may result therefrom, including in any superseding chapter 7 case, shall be


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charged against the Collateral, pursuant to section 506(c) of the Bankruptcy
Code or otherwise, without the prior written consent of Phoenix, and no such consent shall be implied from any action, inaction, or acquiescence by Phoenix.

         11. As security for all of the Debtor's Obligations and indebtedness arising under the Credit Agreement and the other Facility Documents, Phoenix hereby is granted (effective immediately and without the necessity of the execution by the Debtor of security agreements or otherwise), pursuant to section 364(d)(1) of the Bankruptcy Code, a first priority perfected senior security interest in and lien upon all of the Collateral, which liens shall exclude Avoidance Actions, together with the proceeds thereof and the earnings thereon, such security interests and liens described in this paragraph being senior in all respects to any and all present and future liens, if any, which encumber such Collateral, with the exception of Collateral securing any Permitted Lien, in which case the security interest in and lien upon such Collateral of Phoenix shall be a second priority security interest, junior only to such Permitted Lien; provided that the security interests and liens of Phoenix hereunder and under the Facility Documents shall be subject to the Carve-Out Expenses. The security interests and liens granted to Phoenix


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hereunder (i) shall not be (x) subject to any lien or security interest which is avoided and preserved for the benefit of the Debtor's estate under section 551 of the Bankruptcy Code or otherwise or (y) subordinated to or made pari passu with any other lien or security interest under section 364(d) of the Bankruptcy Code or otherwise, except as provided above with respect to Permitted Liens, and
(ii) are deemed valid, perfected and enforceable liens and security interests at all times from and after the date of entry of this Order, without regard to whether such liens and security interests are perfected under applicable non-bankruptcy law.

         12. The security interests and liens granted to Phoenix pursuant to this Order shall be valid and perfected without the requirement that Phoenix or any other entity file or record financing statements, notices of lien or similar instruments in any jurisdiction or take any other action.

         13. The Debtor shall use the amounts borrowed under the Credit Agreement only for the purposes permitted thereunder.

         14. The Court finds that the interests of the holders of any Permitted Liens and any other liens on the Collateral are adequately protected pursuant to section 364(d)(1) of the Bankruptcy Code.


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         15. The Debtor is authorized and directed to do and perform all acts, to make, execute and deliver all instruments and documents (including, without limitation, the execution of the Credit Agreement security documents and financing statements) and to pay all fees which may be reasonably required or necessary for the Debtor's performance under the Credit Agreement, including, without limitation: (i) execution of the Facility Documents, and (ii) the non-refundable payment to Phoenix of the Break-Up Fee referred to in the Credit Agreement and approved in this Court's Interim Sale Order of even date herewith, when and if incurred, and such other costs and expenses as may be due from time to time including, without limitation, reasonable attorneys' fees and disbursements as provided in the Facility Documents.

         16. Subject only to the provisions of Section 10.3 of the Credit Agreement(judge inserted here the additional wording "as modified to provide 10 days notice"), the automatic stay under section 362 of the Bankruptcy Code hereby is vacated and modified to the extent necessary so as to permit Phoenix to exercise, upon the occurrence of an Event of Default (as defined in the Credit Agreement), all rights and remedies provided for in the Facility Documents. Notwithstanding any other provision of the Credit


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Agreement or this Order, Phoenix shall have no obligation to make any Loans upon the occurrence of an Event of Default.

         17. The Facility Documents and the provisions of this Order shall be binding upon Phoenix, the Debtor and its estate, and any entity asserting a lien, claim or interest in any of the Collateral, and their respective successors and assigns (including any trustee hereinafter appointed or elected for the estate of the Debtor) and shall inure to the benefit of Phoenix and the Debtor and (except with respect to any trustee hereinafter appointed or elected for the estate of the Debtor) their respective successors and assigns.

         18. The provisions of this Order shall be effective upon entry of this Order by the Clerk of the Court. All actions taken pursuant to this Order, and the terms of this Order, shall survive the entry of, and shall govern with respect to any conflict with, any order that may be entered confirming a Plan of Reorganization of the Debtor or that may be entered converting the Chapter 11 Case to a chapter 7 case. The terms and provisions of this Order as well as the liens and security interests and all rights of Phoenix and all Obligations of the Debtor created or arising pursuant to this Order shall continue in this Chapter 11 Case and any superseding proceedings under the


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Bankruptcy Code, and such liens and security interests shall maintain their priority as provided by this Order until all Obligations are satisfied by payment in full and are thereby discharged. So long as amounts are outstanding under the Facility Documents, the Obligations of the Debtor under the Facility Documents shall not be discharged by the entry of an order confirming a plan of reorganization in this Chapter 11 Case and, pursuant to section 1141(d)(4) of the Bankruptcy Code, the Debtor has waived such discharge.

         19. To the extent any of the terms and conditions of the Credit Agreement are in conflict with the terms of this Order, the provisions of this Order shall control.

         20. The notice given by the Debtor of the Motion constitutes due and sufficient notice of the Motion.

         21. The Final Hearing shall be held on December 19, 1998 at 1:00 p.m. Objections, if any, to the relief requested at the Final Hearing shall be filed with the Court (with a courtesy copy to Chambers) and served (so as to be received) no later than 4:00 p.m. on December 16, 1998 upon LeBoeuf, Lamb, Greene & MacRae, 125 West 55th Street, New York, NY 10019 (fax (212) 424-8500), attention Peter Ivanick, Esq./Angela Somers, Esq., Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New


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York, NY 10019 (fax (212) 373-2366), attention Robert Drain, Esq, the Office of the United States Trustee, 601 Walnut Street, Curtis Center, Suite 950 West, Philadelphia, PA 19106, attention John D. McLaughlin, Esq., and counsel to any official committee appointed by the Office of the United States Trustee.


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         22. The Debtor shall provide notice of the entry of this Order and of the Final Hearing to (i) all parties entitled to notice pursuant to Bankruptcy Rule 4001(c), (ii) Phoenix, (iii) the Debtor's 20 largest creditors, (iv) all persons or entities who have filed a notice of appearance under Bankruptcy Rule 2002, and (v) the United States Trustee for this District, on or before three days after the entry of this Order, by first class mail.

Dated:   Wilmington, Delaware
         December __, 1997



                                    -------------------------------------
                                    UNITED STATES DISTRICT JUDGE